EXHIBIT 5




                                                                          [LOGO]
                                                                    THE HARTFORD




September 8, 2006



TO:  Hartford Life Insurance Company


RE:  Hartford Life Medium Term Note Program


Ladies and Gentlemen:


I am the Associate Counsel to Hartford Life Insurance Company ("Hartford Life"), a Connecticut life insurance corporation.

I am furnishing this opinion in connection with the establishment of the Hartford Life senior note issuance program (the "Program") described in the registration statement on Form S-3, filed on September 8, 2006, to which this opinion is attached as an exhibit, (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement describes the registration and public offering of notes (the "Notes") to be issued by Hartford Life. The Notes are further described in the prospectus included in the Registration Statement (the "Prospectus") and in a pricing supplement pertaining to their issuance.

In connection with the foregoing, I, or persons under my supervision or direction, have examined an original or copies certified to my satisfaction as being a true copy of the certificate of incorporation and bylaws of Hartford Life, and have reviewed such other corporate records, instruments and other documents as deemed necessary or appropriate in order to render the opinions set forth herein. In furnishing this letter, I have also reviewed and participated in the preparation of: (i) the Registration Statement, including the Prospectus,
(ii) the indenture dated as of September 8, 2006, (the "Indenture"), between Hartford Life and JPMorgan Chase Bank, N.A., as indenture trustee (the "Indenture Trustee"), and (iii) the distribution agreement, dated as of September 8, 2006, (the "Distribution Agreement"), between Hartford Life and Bear, Stearns & Co., Inc. on behalf of itself and each of the other agents (collectively, the "Transaction Documents").

In the examination of various documents, instruments and records, including without limitation any referred to in this opinion letter, and in connection with the opinions herein expressed, I have assumed the competency of all individual signatories, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents submitted as certified or photostatic copies, and the authenticity of the originals of such latter documents. I have also relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representatives of all persons whom I have deemed appropriate.


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Based upon and subject to the foregoing, I am of the opinion that, as of the date of this letter, the Notes, if issued in accordance with the terms and conditions of the Transaction Documents, would constitute the legal, valid and binding obligation of Hartford Life, enforceable in accordance with their terms, except to the extent enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, fraudulent transfers, reorganization, or moratorium or other similar laws now or hereafter in effect relating to or effecting the enforcement of creditors' rights or remedies generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing.

No opinion is expressed as to the laws of any jurisdiction other than the laws of Connecticut and New York, as currently in effect. This letter speaks as of the date hereof and there is no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to my attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.

I consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus and to the incorporation by reference of this opinion and consent as exhibits to the Registration Statement filed in accordance with Rule 462(b) under the Act. In giving the foregoing consents, I do not thereby admit that I come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.


Very truly yours,

/s/ John F. Kennedy

John F. Kennedy
Associate Counsel
Hartford Life Insurance Company